Exhibit 10.1

AMENDMENT No. 1 and AGREEMENT dated as of September 27, 2002 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of April 11, 2002 (the “Credit Agreement”), among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the “Borrower”), AMERICAN COMMERCIAL LINES HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the LENDERS (as defined in the Credit Agreement), and JPMORGAN CHASE BANK, a New York banking corporation, as issuing bank (in such capacity, the “Issuing Bank”), as administrative agent (in such capacity, the “Administrative Agent”), as security trustee (in such capacity, the “Security Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

         A.     Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

         B.     The Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement. The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

         C.     Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Credit Agreement.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Amendments.

(a)	Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby inserted in the appropriate alphabetical order therein:

““Deferred Interest Rate” shall mean 1.00% per annum.”

““First Amendment Period” shall mean the period from and including November 8, 2002 to but excluding the 2003 Restructuring Date.”

““2003 Restructuring Date” shall mean the date on which the financial restructuring provided for in the 2003 Restructuring Plan is consummated.”

““2003 Restructuring Plan” shall mean a financial restructuring plan satisfactory to the Required Lenders and delivered by the Borrower to the Lenders pursuant to Section 5.04(i), as such plan may be modified from time to time with the written consent of the Required Lenders.”

(ii) The definition of the term “Applicable Percentage” is hereby amended by substituting the following new table for the existing table contained therein:

	Eurodollar
	Spread-	ABR Spread-	Eurodollar
	Revolving	Revolving	Spread–	ABR	Eurodollar	ABR-
Consolidated	Loans and	Loans and	Tranche B	Spread–	Spread-	Spread
Leverage	Tranche A Term	Tranche A	Term	Tranche B	Tranche C	Tranche C	Fee
Ratio	Loans	Term Loans	Loans	Term Loans	Term Loans	Term Loans	Percentage

Category 1	4.25%	3.25%	4.50%	3.50%	4.75%	3.75%	0.500%

Equal to or greater than 4.5 to 1.0

Category 2	4.00%	3.00%	4.25%	3.25%	4.50%	3.50%	0.500%

Equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0

Category 3	3.75%	2.75%	4.00%	3.00%	4.25%	3.25%	0.500%

Equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0

Category 4	3.50%	2.50%	4.00%	3.00%	4.25%	3.25%	0.375%

Equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0

Category 5	3.25%	2.25%	4.00%	3.00%	4.25%	3.25%	0.375%

Less than 3.0 to 1.0

(iii) The definition of the term “Asset Sale” is hereby amended and restated in its entirety as follows:

““Asset Sale” shall mean the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of

(a) any Capital Stock or equity interests of any of the Subsidiaries (other than directors’ qualifying shares or interests) or (b) any other assets of the Borrower or any of the Subsidiaries (other than (i) inventory, excess, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions resulting in Casualty Proceeds or Condemnation Proceeds or (iii) sales or transfers (x) by or among Foreign Subsidiaries or (y) from a Loan Party to a Foreign Subsidiary to the extent, in the case of this clause (y), that (A) such Loan Party would be permitted to advance the fair market value of the asset transferred to such Foreign Subsidiary under Section 6.04(c) and (B) any such transfer is treated as an intercompany loan pursuant to Section 6.04(c) and evidenced by an intercompany note pledged to the Collateral Agent pursuant to the Pledge Agreement for the benefit of the Secured Parties), provided that any asset sale or series of related asset sales described in clause (b) above (including by way of condemnation or casualty) having a value not in excess of $750,000 shall be deemed not to be an “Asset Sale” for purposes of this Agreement; and provided, further, that the sale of Program Receivables pursuant to the Receivables Program shall be deemed not to be an “Asset Sale” for purposes of this Agreement.”

(iv) The definition of the term “Subsidiary” is hereby amended and restated in its entirety to read as follows:

““Subsidiary” shall mean any direct or indirect subsidiary of the Borrower. For the avoidance of doubt, the term “Subsidiary” shall not include Vessel Leasing LLC for as long as Holdings, the Borrower and/or one or more Subsidiaries does not (a) own, beneficially or of record, more than 50% of the Capital Stock of Vessel Leasing LLC and (b) Control Vessel Leasing LLC.”

(b)	Section 2.06 of the Credit Agreement is hereby amended by inserting at the end thereof the following new paragraph (d):

“(d) Notwithstanding anything to the contrary contained in this Agreement, unless the Required Lenders otherwise agree in writing:

(i) subject to the provisions of Section 2.07, during the First Amendment Period, interest on the outstanding Loans shall accrue at the rates per annum otherwise applicable to such Loans pursuant to Section 2.06(a) or (b), as the case may be, plus the Deferred Interest Rate;

(ii) during the First Amendment Period, the term “Interest Payment Date” shall mean, (x) with respect to any ABR Loan, the last Business Day of each month, and (y) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than one month’s duration, each day that would have been an Interest Payment Date had successive Interest Periods of one month’s duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to an ABR Borrowing; and

(iii) during the First Amendment Period, all or any portion of the accrued interest payable on any Loan on account of the Deferred Interest Rate may, at the option of the Borrower, be deferred rather than paid on the relevant Interest Payment Date (“Deferred Interest”), provided that all Deferred Interest shall be (x) payable in cash on the 2003 Restructuring Date, or (y) if the Loans are accelerated pursuant to Article VII prior to the 2003 Restructuring Date, capitalized and added to the then outstanding principal amount of the relevant Loan immediately upon the occurrence of such acceleration.

(c)	Section 2.13(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(j) In addition to any other prepayments required under this Section 2.13, the Borrower shall prepay outstanding Term Loans in accordance with Section 2.13(g) in an aggregate principal amount equal to (i) $6,250,000, on or before September 30, 2002, (ii) $6,250,000, after September 30, 2002 and on or before November 8, 2002, (iii) $6,250,000, after November 8, 2002 and on or before November 29, 2002, (iv) $6,250,000, after November 29, 2002 and on or before December 27, 2002, (v) $6,250,000, after December 27, 2002 and on or before September 30, 2003, and (vi) $18,750,000, after September 30, 2003 and on or before December 31, 2003.”

(d)	Section 5.04 of the Credit Agreement is hereby amended as follows:

(i) by deleting the word “and” at the end of paragraph (f);

(ii) by replacing the period at the end of paragraph (g) with a semicolon;

(iii) by inserting the following new paragraph (h):

“(h) on the first Business Day of each week, a statement showing the cash balances at the Borrower and the Subsidiary Guarantors on each day of the preceding week, certified by one of its Financial Officers and demonstrating compliance with Section 6.16 satisfactory to the Administrative Agent; and”; and

(iv) by inserting the following new paragraph (i):

“(i) prior to December 28, 2002, a copy of a proposed 2003 Restructuring Plan, together with a pro forma consolidated balance sheet and related statements of income and cash flows for each quarter of the 2003 fiscal year.”

(e)	Section 6.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Indebtedness consisting of purchase money Indebtedness or Capital Lease Obligations incurred in the ordinary course of business after the Closing Date to finance or refinance Consolidated Capital Expenditures, provided that (A) a description of the assets financed thereby shall have been furnished to the Administrative Agent for any assets for which the purchase price is greater than $750,000, (B) the aggregate principal amount of any Indebtedness or Capital Lease Obligations incurred pursuant to this paragraph (d) outstanding at any time shall not exceed $11,500,000 and (C) the sum of the aggregate principal amount of all Indebtedness or Capital Lease Obligations incurred by Foreign Subsidiaries pursuant to this paragraph (d) and unsecured Indebtedness incurred by Foreign Subsidiaries pursuant to paragraph (k) below and, in each case outstanding at any time, shall not exceed $11,500,000;”

(f)	Section 6.04(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(m) other investments, loans or advances in an amount at any time outstanding not exceeding $14,500,000.”

(g)	Section 6.06(a)(v) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(v) [Intentionally Omitted]; and”

(h)	Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.11. Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period:

Period	Ratio

July 1, 2002 through September 30, 2002	6.00 to 1.00

October 1, 2002 through December 31, 2002	8.50 to 1.00

January 1, 2003 through March 31, 2003	4.75 to 1.00

April 1, 2003 through March 31, 2004	4.50 to 1.00

April 1, 2004 through March 31, 2005	4.25 to 1.00

Thereafter	4.00 to 1.00”

(i)	Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.12. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending in any period set forth below to be less than the ratio set forth below for such period, tested at the end of such quarter:

Period	Ratio

July 1, 2002 through September 30, 2002	2.25 to 1.00

October 1, 2002 through December 31, 2002	1.70 to 1.00

January 1, 2003 through March 31, 2006	2.25 to 1.00

Thereafter	2.50 to 1.00”

(j)	Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.15. Rent Adjusted Consolidated Senior Leverage Ratio. Permit the Rent Adjusted Consolidated Senior Leverage Ratio as of the end of any fiscal quarter falling in any period set forth below to be in excess of the ratio set forth below for such period:

Period	Ratio

July 1, 2002 through September 30, 2002	6.75 to 1.00

October 1, 2002 through December 31, 2002	8.75 to 1.00

Thereafter	6.00 to 1.00"

(k)	Article VI of the Credit Agreement is hereby amended by inserting the following new sections at the end thereof:

“SECTION 6.16. Cash on Hand. Permit the sum of the cash on hand at the Borrower and the Subsidiary Guarantors at any time to be less than $5,000,000.”

“SECTION 6.17. Cash Deposits. Permit any cash (other than ordinary course cash balances of Foreign Subsidiaries) to be on deposit with or held by any bank or financial institution that is not a Lender .”

         SECTION 2. Agreement.

         The Borrower agrees that Policano & Manzo L.L.C., or any other recognized consulting firm acceptable to the Required Lenders in their reasonable discretion (any such firm, the “Consultant”), will be engaged as promptly as practicable and, in any event, prior to November 15, 2002, on behalf of the Lenders (but at the expense of the Borrower) and permitted by the Borrower to conduct an audit of the business and operations of the Borrower and its Subsidiaries and assist the Borrower with monitoring (including on-site monitoring, if determined necessary by the Consultant) of its cash flow reporting, forecasting and related assumptions.

         SECTION 3. Representations and Warranties.

         The Borrower and Holdings each represents and warrants to the Administrative Agent and the Lenders that:

(a) This Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

         SECTION 4. Amendment Fee.

         In consideration of the agreements of the Lenders contained herein, the Borrower agrees to pay to each Lender, through the Administrative Agent, an amendment fee (the “Amendment Fee”) equal to 0.25% of the sum of (a) the outstanding Term Loans of such Lender and (b) the Revolving Credit Commitment (whether used or unused) of such Lender, provided that such Lender approves this Amendment and returns to the Administrative Agent or its counsel an executed signature page hereto no later than 5:00 p.m., New York City time, on November 7, 2002. The Amendment Fee shall be payable in immediately available funds on the Amendment Effective Date (as defined below). Once paid, the Amendment Fee shall not be refundable.

         SECTION 5. Effectiveness.

         This Amendment shall become effective as of the date set forth above on the date (the “Amendment Effective Date”) that (a) the representations and warranties set forth in Section 3 of this Amendment shall be true and correct, (b) the Administrative Agent or its counsel shall have received counterparts of this Amendment which, when taken together, bear the signatures of each of Holdings, the Borrower, the Subsidiary Guarantors and the Required Lenders and (c) the Administrative Agent shall have received the Amendment Fee.

         SECTION 6. Effect of Amendment.

         Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Bank, the Collateral Agent, the Security Trustee or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

         SECTION 7. Counterparts.

         This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 8. Applicable Law.

         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 9. Headings.

         The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN COMMERCIAL LINES LLC,

by

Name: Title:

AMERICAN COMMERCIAL LINES HOLDINGS LLC,

by

Name: Title:

JPMORGAN CHASE BANK, individually and as Administrative Agent, Collateral Agent, Issuing Bank and Security Trustee,

by

Name: Title:

Each of the Subsidiary Guarantors hereby acknowledges receipt of and consents to this Amendment:

ACBL LIQUID SALES LLC
ACL CAPITAL CORP.
AMERICAN COMMERCIAL BARGE LINE LLC
AMERICAN COMMERCIAL LINES INTERNATIONAL LLC
AMERICAN COMMERCIAL LOGISTICS LLC
JEFFBOAT LLC
AMERICAN COMMERCIAL TERMINALS LLC
AMERICAN COMMERCIAL TERMINALS–MEMPHIS LLC
LOUISIANA DOCK COMPANY LLC
HOUSTON FLEET LLC
LEMONT HARBOR & FLEETING SERVICES LLC
ORINOCO TASA LLC
ORINOCO TASV LLC

by

Name:

Title:

SIGNATURE PAGE to
AMENDMENT No. 1 AND AGREEMENT
dated as of September 27, 2002, to the AMERICAN
COMMERCIAL LINES CREDIT AGREEMENT

To approve Amendment No. 1 and Agreement:

Name of Lender:

by

Name: Title: